FINANCIAL STATEMENTS

JANUARY 01, 2024 TO DECEMBER 31, 2024

TABLE OF CONTENTS

Independent Auditor's Report

To the Management and Members of LIVE OAK FINANCIAL LLC

Opinion

We have audited the accompanying financial statements of LIVE OAK FINANCIAL LLC (the "Company"), which comprise the balance sheet as of December 31, 2024, and the related statements of income, members' equity, and cash flows for the years then ended, including the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the years then ended in accordance with the accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are issued or available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Name: Umer Farooq, CPA

Signature: /s/Umer Farooq

License No: PAC-CPAP-LIC-033530 (Copy of certificate attached)

Date: June 27, 2025

2024
Revenue	$0.00
Cost of revenue	$0.00
GROSS PROFIT	$0.00
OPERATING EXPENSES
Operating expenses	$644.34
Selling general and administrative expenses	$0.00
Amortization	$4.67
Depreciation	$4.08
Other expenses	$0.00
TOTAL EXPENSES	$653.09
NET LOSS FOR THE YEAR	($653.09)

Statements of Financial Position As at December 31, 2024

2024
ASSETS
Current Assets:
Cash and cash equivalents	$59.66
Account receivable	$0.00
Intangible assets	$8.00
Accumulated amortization	($4.67)
Total current assets	$62.99
Fixed Assets:
Property and equipment	$35.00
Accumulated depreciation	($4.08)
Total non-current assets	$30.92
TOTAL ASSETS	$93.91
LIABILITIES AND NET ASSETS
Current Liabilities:
Accounts payable	$0.00
Tax payable	$0.00
Total current liabilities	$0.00
Members' Equity
Members' Equity	$93.91
$93.91
TOTAL LIABILITIES AND NET ASSETS	$93.91
2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) / Income	($653.09)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	$4.08
Amortization	$4.67
Changes in operating assets and liabilities:
Account receivable
Tax payable
Net Cash Provided by Operating Activities	($644.34)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	$0.00
Purchase of Intangible asset	$0.00
Net cash used from Investing Activities	$0.00
CASH FLOWS FROM FINANCING ACTIVITIES
Cash capital contributions from members	$670.00
Member distributions	($530.00)
Capital contributions	$564.00
Net cash used from Financing Activities	$704.00
Net Increase in Cash & Cash Equivalents for the period	$59.66
Cash and cash equivalents at beginning of the period	$0.00
Cash and cash equivalents at end of the period	$59.66

Statements of Member's Equity For the Year Ended December 31, 2024

	Capital	Total
Member's Equity 01/01/2024	$0.00	$0.00
Net Income	($653.09)	($653.09)
Capital contributions	$564.00	$564.00
Member distributions	($530.00)	($530.00)
Member's capital account	$713.00	$713.00
Member's Equity 12/31/2024	$93.91	$93.91

Notes to the Finanacial Statements For the Year Ended December 31, 2024

1 NATURE OF ORGANIZATION

Live Oak Financial LLC (the "Company") is a Texas single-member limited-liability company formed on June 12, 2024. The Company's principal business is operating a peer-to-peer online credit marketplace that originates unsecured consumer loans and issues pro-rata Borrower Payment Dependent Notes to investors. The Company is a non-public entity and its sole member is an individual residing in Texas.

2 SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") on the accrual basis.

Cash and Cash Equivalents

Cash consists solely of demand deposits held at one commercial bank. The Company holds no cash equivalents as defined under ASC 230.

Property, Equipment and Intangible Assets

Equipment is recorded at fair value on the date of contribution and is being depreciated on a straight-line basis over its estimated useful life of five years with no salvage value.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Management to make estimates and assumptions that affect the reported balances of assets and liabilities and disclosure relating to contingent assets and liabilities as at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term, within one year, that would affect management's estimates with respect to the allowance for doubtful accounts, accrued expenses, and cash flow.

Intangible Assets

Domain registrations are recorded at cost and are being amortized on a straight-line basis over their one-year registration period.

Depreciation and Amortization

Depreciation and amortization are included in Selling, General & Administrative Expenses.

In-Kind Capital Contributions

Non-cash assets contributed by the sole member are recorded at their fair value on the contribution date, with a corresponding increase to the member's capital account.

Notes to the Finanacial Statements For the Year Ended December 31, 2024

Revenue Recognition

Loan Origination Fees. Recognized at the date of loan funding.

- Servicing Fees. Recognized monthly over the servicing period in proportion to services performed.

- Interest Income. The Company does not retain interest on the loans; all interest cash flows are passed through to note holders

Income Taxes

The Company is a single-member LLC treated as a disregarded entity for U.S. federal and state income-tax purposes. No provision for income taxes has been recorded.

Member's Equity

Capital contributions and distributions are recorded directly in the member's capital account. No membership units or shares are issued.

3 Related-Party Transactions

All cash transfers to and from the Company's operating account and the member's personal account constitute capital contributions and distributions. No fees or interest were charged on these transfers.

4 Commitments and Contingencies

As of December 31, 2024, the Company had no material commitments, leases or legal contingencies.

5 Subsequent Events

Management has evaluated subsequent events through the date these financial statements were available to be issued.

6 First-Year Presentation

These financial statements cover the period January 1 2024 through December 31, 2024, which is the Company's initial year of operations. Accordingly, no comparative prior-year information is presented.

FINANCIAL STATEMENTS

JANUARY 01, 2025 TO MAY 11, 2025

TABLE OF CONTENTS

Independent Auditor's Report

To the Management and Members of LIVE OAK FINANCIAL LLC

Opinion

We have audited the accompanying financial statements of LIVE OAK FINANCIAL LLC (the "Company"), which comprise the balance sheet as of May 11, 2025, and the related statements of income, members' equity, and cash flows for the period then ended, including the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 11, 2025, and the results of its operations and its cash flows for the period then ended in accordance with the accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are issued or available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Name: Umer Farooq, CPA

Signature: /s/Umer Farooq

License No: PAC-CPAP-LIC-033530 (Copy of certificate attached)

Date: June 27, 2025

Statements of Income For the period ended May 11, 2025

	For the	For the fiscal
	period ended	year ended
	May 11,2025	31-Dec-24

Revenue	$0.00	$0.00
Cost of revenue	$0.00	$0.00
GROSS PROFIT	$0.00	$0.00
OPERATING EXPENSES
Operating expenses	$209.96	$644.34
Selling general and administrative expenses	$0.00	$0.00
Depreciation	$3.33	$4.67
Amortization	$29.46	$4.08
Other expenses	$0.00	$0.00
TOTAL EXPENSES	$242.75	$653.09
NET LOSS FOR THE PERIOD	($242.75)	($653.09)

Statements of Financial Position As at May 11, 2025

	As of	As of
	May 11,2025	31-Dec-24
ASSETS
Current Assets:
Cash and cash equivalents	$71,009.70	$59.66
Account receivable	$0.00	$0.00
Intangible assets	$8.00	$8.00
Accumulated amortization	($8.00)	($4.67)
Total current assets	$71,009.70	$62.99
Fixed Assets:
Property and equipment	$485.00	$35.00
Accumulated depreciation	($33.54)	($4.08)
Total non-current assets	$451.46	$30.92
TOTAL ASSETS	$71,461.16	$93.91
LIABILITIES AND NET ASSETS
Current Liabilities:
Accounts payable	$0.00	$0.00
Tax payable	$0.00	$0.00
Total current liabilities	$0.00	$0.00
Members' Equity
Members' Equity	$71,461.16	$93.91
	$71,461.16	$93.91
TOTAL LIABILITIES AND NET ASSETS	$71,461.16	$93.91

Statements of Member's Equity For the Period ended May 11, 2025

	Capital	Total
Member's Equity 01/01/2024	$0.00	$0.00
Net Income	($653.09)	($653.09)
Capital contributions	$564.00	$564.00
Member distributions	($530.00)	($530.00)
Member's capital account	$713.00	$713.00
Member's Equity 12/31/2024	$93.91	$93.91
Net Income	($895.84)	($895.84)
Capital contributions	$564.00	$564.00
Member distributions	($530.00)	($530.00)
Member's capital account	$72,323.00	$72,323.00
Member's Equity 05/11/2025	$71,461.16	$71,461.16

Statements of Cash Flows For the period ended May 11, 2025

	For the	For the fiscal
	period ended	year ended
	May 11,2025	31-Dec-24
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) / Income	($242.75)	($653.09)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	$3.33	$4.08
Amortization	$29.46	$4.67
Changes in operating assets and liabilities:
Account receivable	$0.00	$0.00
Tax payable	$0.00	$0.00
Net Cash Provided by Operating Activities	($209.96)	($644.34)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	$0.00	$0.00
Purchase of Intangible asset	$0.00	$0.00
Net cash used from Investing Activities	$0.00	$0.00
CASH FLOWS FROM FINANCING ACTIVITIES
Cash capital contributions from members	$71,160.00	$670.00
Member distributions	$0.00	($530.00)
Capital contributions	$0.00	$564.00
Net cash used from Financing Activities	$71,160.00	$704.00
Net Increase in Cash & Cash Equivalents for the period	$70,950.04	$59.66
Cash and cash equivalents at beginning of the period	$59.66	$0.00
Cash and cash equivalents at end of the period	$71,009.70	$59.66

Notes to the Finanacial Statements For the period ended May 11, 2025

1 NATURE OF ORGANIZATION

Live Oak Financial LLC (the "Company") is a Texas single-member limited-liability company formed on June 12, 2024. The Company's principal business is operating a peer-to-peer online credit marketplace that originates unsecured consumer loans and issues pro-rata Borrower Payment Dependent Notes to investors. The Company is a non-public entity and its sole member is an individual residing in Texas.

2 SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") on the accrual basis.

Cash and Cash Equivalents

Cash consists solely of demand deposits held at one commercial bank. The Company holds no cash equivalents as defined under ASC 230.

Property, Equipment and Intangible Assets

Equipment is recorded at fair value on the date of contribution and is being depreciated on a straight-line basis over its estimated useful life of five years with no salvage value.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Management to make estimates and assumptions that affect the reported balances of assets and liabilities and disclosure relating to contingent assets and liabilities as at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term, within one year, that would affect management's estimates with respect to the allowance for doubtful accounts, accrued expenses, and cash flow.

Intangible Assets

Domain registrations are recorded at cost and are being amortized on a straight-line basis over their one-year registration period.

Depreciation and Amortization

Depreciation and amortization are included in Selling, General & Administrative Expenses.

In-Kind Capital Contributions

Non-cash assets contributed by the sole member are recorded at their fair value on the contribution date, with a corresponding increase to the member's capital account.

Notes to the Finanacial Statements For the period ended May 11, 2025

Revenue Recognition

Loan Origination Fees. Recognized at the date of loan funding.

- Servicing Fees. Recognized monthly over the servicing period in proportion to services performed.

- Interest Income. The Company does not retain interest on the loans; all interest cash flows are passed through to note holders

Income Taxes

The Company is a single-member LLC treated as a disregarded entity for U.S. federal and state income-tax purposes. No provision for income taxes has been recorded.

Member's Equity

Capital contributions and distributions are recorded directly in the member's capital account. No membership units or shares are issued.

3 Related-Party Transactions

All cash transfers to and from the Company's operating account and the member's personal account constitute capital contributions and distributions. No fees or interest were charged on these transfers.

4 Commitments and Contingencies

As of May 11, 2025, the Company had no material commitments, leases or legal contingencies.

5 Subsequent Events

Management has evaluated subsequent events through the date these financial statements were available to be issued.